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                                   As filed pursuant to Rule 424(b)(5) under the
                                                          Securities Act of 1933
                                                      Registration No. 333-92152

SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 25, 2002
(TO PROSPECTUS DATED SEPTEMBER 24, 2002)

                                  $378,908,058
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2002-J4
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-J4
                            ------------------------

     This Supplement revises the Prospectus Supplement dated September 25, 2002 to the Prospectus dated September 24, 2002 with respect to the above captioned series of certificates.

     Under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount -- Distributions with respect to Loan Group 1" on page S-45 of the Prospectus Supplement,

     (i) the word "and" is inserted at the end of Rule 3.(y)d.(3) and

     (ii) Rules 3.(y)f., 3.(y)g. and 3.(y)h. are renumbered as Rules 4, 5 and 6, respectively.

                       COUNTRYWIDE SECURITIES CORPORATION

The date of this Supplement is October 1, 2002.